Exhibit 99.1
AGREEMENT
     This Agreement (this “Agreement”) is made and entered into as of April 8, 2009, by and among First Manhattan Co. (a long-term value oriented investor), First BioMed Management Associates, LLC and First BioMed, L.P. (collectively “First Manhattan”), and Aspect Medical Systems, Inc., a Delaware corporation (the “Company”).
RECITALS
     A. The Company has postponed its 2009 Annual Meeting (the “2009 Annual Meeting”) to a date no earlier than May 29, 2009.
     B. First Manhattan beneficially owns in the aggregate 2,361,570 shares of common stock of the Company and has given notice it intends to nominate three directors and present two shareholder proposals at the 2009 Annual Meeting.
     C. The parties hereto agree that it is in the best interests of all stockholders of the Company to come to an amicable agreement with respect to the 2009 Annual Meeting.
     NOW THEREFORE, the parties hereby agree as follows:
     1. The Company will hold the 2009 Annual Meeting on June 5, 2009.
     2. The Company agrees, and represents and warrants that the Board of Directors of the Company (the “Board”) has agreed, that (a) Jon C. Biro and Melvin L. Keating (collectively, the “Designated Directors”) will be nominated as directors of the Company, together with Nassib G. Chamoun, for election at the 2009 Annual Meeting, for terms that will expire in 2012 and (b) neither the Company nor its Board will take any action that would shorten the terms of the Designated Directors or Vincent P. Scialli or any other nominee of First Manhattan pursuant to this Agreement, provided that this clause (b) shall not prevent the Board from recommending to stockholders that a given director be removed for cause if directors, after consultation with counsel, determine in good faith that their fiduciary duties require it. The Company shall use all reasonable best efforts to ensure that the Designated Directors are elected at the 2009 Annual Meeting, including, without limitation, recommending that the Company’s stockholders vote in favor of the election of the Designated Directors and causing all proxies received by the Company to be voted in favor of the Designated Directors, unless the proxy provides otherwise.
     3. The Company represents and warrants that it has received the irrevocable resignations of David W. Feigal, Jr., M.D. from the class of directors up for election in 2010 and of Boudewijn L.P.M Bollen from the class of directors up for election in 2011, in each case effective immediately prior to the 2009 Annual Election. The Company agrees, and represents and warrants that the Board has agreed, to elect James J. Mahoney, Jr. for a term ending at the annual meeting of stockholders in 2010 and Mr. Scialli for a term ending at the annual meeting of stockholders in 2011 to fill the vacancies created by those resignations, in each case effective immediately prior to the 2009 Annual Meeting.

The Company further agrees, and represents and warrants that the Board has agreed, to nominate Mr. Scialli for re-election in 2011, unless the members of the Corporate Governance and Nominating Committee, after consulting with counsel, shall reasonably determine in good faith at such time that Mr. Scialli could not reasonably be deemed to meet the criteria for considering a candidate to be qualified to serve as a director set forth in the Company’s Corporate Governance Guidelines and Director Qualification Standards (in the form they appeared on the Company’s public website on April 3, 2009), in which case First Manhattan shall be entitled to designate another individual reasonably deemed to be qualified by the Board who the Board will nominate for election in 2011.
     4. The Company agrees, and represents and warrants that the Board has agreed, that if any of the Designated Directors or Mr. Scialli become unable to serve prior to the 2009 Annual Meeting or cease to serve at some point before the 2012 election, First Manhattan shall be entitled to designate an individual reasonably deemed to be qualified by the Board (after taking into consideration the Company’s criteria for the selection of directors) that the Board will then nominate for election or elect to fill such vacancy.
     5. Following the nominations of the Designated Directors referred to above, First Manhattan agrees to withdraw its nominations and proposals with respect to the 2009 Annual Meeting and not to solicit proxies or make any other proposals at the 2009 Annual Meeting. The Company agrees not to make any other proposals at the 2009 Annual Meeting other than the ratification of the selection of the registered public accounting firm, the repricing of stock options limited to non-executive employees and the amendment of the bylaws referred to below. First Manhattan agrees to vote all of its shares at the 2009 Annual Meeting for the Designated Directors and the foregoing proposals. The Company represents and warrants that the Company’s officers and directors have agreed to vote all of their shares for the Designated Directors and the bylaw amendment referred to below.
     6. The Company agrees, and represents and warrants that the Board has agreed, that until the 2011 Annual Meeting of the Company, the size of the Board will not be increased beyond nine members unless at least eight members approve the increase.
     7. The Company agrees, and represents and warrants that the Board has agreed, that Mr. Biro will become a member of the Audit Committee of the Board, Mr. Scialli will become a member of the Corporate Governance and Nominating Committee of the Board and Mr. Keating will become a member of the Compensation Committee of the Board.
     8. The Company agrees, and represents and warrants that the Board has agreed, that the Board will establish a special committee, at a Board meeting which will be held immediately following the 2009 Annual Meeting, whose members shall consist of John O’Connor, Mr. Keating and a third independent director selected by the Board, to study ways to optimize the Company’s capital structure and pursue strategic planning, which committee shall consider, without limitation, share repurchases, cost reductions, acquisitions, debt repurchases, debt issuances, and debt restructuring. The special committee will make recommendations to the entire board of directors, and will be entitled to engage separate counsel and advisors as is the case under the Company’s existing committee charters.
     9. The Company agrees, and represents and warrants that the Board has agreed, to recommend to shareholders at the 2009 Annual Meeting the amendment of Section 1.2 of its by-laws to read as follows:
1.2 Annual Meeting. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board of Directors, the Chairman of the Board or the President, which date shall not be a legal holiday in the place where the meeting is to be held and which date shall not be later than May 25 in any year, and shall not be adjourned without the vote of the holders of a majority in voting power of the shares represented in person or by proxy at such meeting; provided, however, that (a) if the filing of the corporation’s Form 10-K is delayed beyond March 31 in any year, the Board of Directors may extend the May 25 deadline in that year by up to a number of days equal to the number of days between March 31 and the date that Form 10-K is actually filed, but in no event may the Board of Directors extend the deadline beyond June 9 of that year, and (b) the Board of Directors may extend the May 25 deadline in any year if the Board of Directors, after consulting with counsel and financial advisers, reasonably determines in good faith that the corporation has material non-public information the premature disclosure of which would be against the best interests of the corporation and its stockholders and that the delay is necessary (and is no longer than necessary) in order to avoid a premature disclosure that would be against the best interests of the corporation and its stockholders, but in no event may the Board of Directors extend the deadline beyond June 9 of that year. Notwithstanding Section 6.1 of these By-Laws, and notwithstanding any other provision of law, the Certificate of Incorporation or these By-Laws, either the affirmative vote of the holders of at least fifty percent (50%) of the shares of the capital stock of the corporation issued and outstanding and entitled to vote or approval by a number of directors at least equal to 80% of the full size of the board (counting any vacant seats as part of the full board for this purpose) shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section 1.2.
The Company shall use all reasonable best efforts to ensure that the bylaw amendment is approved at the 2009 Annual Meeting, including, without limitation, recommending that the Company’s stockholders vote in favor of the bylaw amendment and causing all proxies received by the Company to be voted in favor of the bylaw amendment, unless the proxy provides otherwise.
     10. The Company shall reimburse First Manhattan for its reasonable, documented and actual out-of-pocket fees and expenses incurred prior to the execution hereof in connection with the shareholder proposals and nominations, the negotiation of this Agreement and the preparation and filing of all filings required by the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, including work done in preparation of filing proxy materials, up to $250,000.
     11. The Company agrees, and represents and warrants that the Board has agreed, that the Company’s Corporate Governance and Nominating Committee will continue its ongoing evaluation of the Company’s governance provisions in light of present trends in corporate governance.
     12. The parties hereto agree to issue the joint press release in the form attached as Exhibit A. The parties hereto agree not to say anything disparaging about each other in connection with the matters contained herein or the negotiations leading up to this Agreement.
     13. First Manhattan shall keep confidential all Confidential Information learned through Board participation of the Designated Directors and Mr. Scialli or otherwise in confidence from the Company and its representatives, unless disclosure is required by applicable laws or regulations or by a regulator having jurisdiction over First Manhattan. The term “Confidential Information” shall mean any information that is confidential to the Company; provided that Confidential Information will not include information which (i) becomes lawfully available to the public other than as a result of a disclosure by First Manhattan or its representatives, (ii) was lawfully available to First Manhattan on a non-confidential basis prior to its disclosure by the Company or its representatives or (iii) lawfully becomes available to First Manhattan on a non-confidential basis from a source other than the Company or the Company’s representatives or agents, provided that such source is not bound by a confidentiality agreement with the Company of which First Manhattan has been made aware.
     14. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not strictly performed in accordance with its terms and that each party to this Agreement shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the performance of the provisions hereof in any federal court located in Delaware or in any Delaware state court, in addition to any other remedy to which any party may be entitled at law or in equity. In addition, the nonperforming party shall pay the costs of the other party in obtaining such injunction and/or specific performance.
     15. The parties to this Agreement agree that any suit, action or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought only in a federal court located in Delaware or in any Delaware state court, and each party irrevocably consents to the jurisdiction of such courts (and of the appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives any objection it may now or hereafter have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
     16. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any conflict of law rules that would otherwise cause the application of the laws of any other state.
     17. The Company shall have the right to terminate this Agreement by delivering a written notice of termination at any time on or after the earlier of (a) the date on which the 2012 annual meeting of stockholders of the Company is held and (b) the first date on which First Manhattan no longer beneficially owns (within the meaning of Section 13(d) of the Securities and Exchange Act of 1934 and rules 13d-3 and 13d-5 thereunder) at least 500,000 shares of common stock of the Company (appropriately adjusted if the Company effects any stock splits, reverse stock splits or other transactions that change the number of shares of common stock of the Company that First Manhattan beneficially owns). If (and only if) the Company terminates this Agreement pursuant to clause (b) of the preceding sentence, First Manhattan shall cause Mr. Scialli to immediately offer his written resignation as director of the Company, and this covenant shall survive such termination.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FIRST MANHATTAN CO. By FIRST MANHATTAN LLC, General Partner
By:	/s/ Neal K. Stearns
	Name:	Neal K. Stearns
	Title:	Managing Member

FIRST BIOMED MANAGEMENT ASSOCIATES, LLC By FIRST MANHATTAN CO., Co-Managing Member By FIRST MANHATTAN LLC, General Partner
By:	/s/ Neal K. Stearns
	Name:	Neal K. Stearns
	Title:	Managing Member

FIRST BIOMED, L.P. By FIRST BIOMED MANAGEMENT ASSOCIATES, LLC General Partner By FIRST MANHATTAN CO., Co-Managing Member By FIRST MANHATTAN LLC General Partner
By:	/s/ Neal K. Stearns
	Name:	Neal K. Stearns
	Title:	Managing Member

ASPECT MEDICAL SYSTEMS, INC.
By:	/s/ Nassib G. Chamoun
	Name:	Nassib G. Chamoun
	Title:	President and Chief Executive Officer